SBA Paycheck Protection Program Loan, brought to you by PayPal

U.S. Small Business Administration

PAYCHECK PROTECTION PROGRAM LOAN NOTE

SBA Loan #	4545747405
SBA Loan Name	Paycheck Protection Program Loan
Date	05/13/2020
Loan Amount	$ **179920.00**
Interest Rate	1%
Borrower	DigiPath Labs, Inc. DigiPath Labs, Inc.
Lender	WebBank

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of:

179920.00 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

"Loan" means the loan evidenced by this Note.

"Loan Documents" means the documents related to this loan signed by Borrower.

"SBA" means the Small Business Administration, an Agency of the United States of America.

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

Loan Amount:

$ **179920.00**

Interest Rate:

1%

Loan Term:

24 months

Deferment Period:

6 months from loan funding.

Number of Monthly Payments/Repayment Period:

18 monthly payments. The repayment period will be 18 months and will begin after the Deferment Period ends.

Monthly Payment Amount:

$ **10125.21**

4. DEFAULT:
Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower:

A. Fails to do anything required by this Note and other Loan Documents;

B. Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;

C. Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;

D. Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower 's ability to pay this Note;

E. Fails to pay any taxes when due;

F. Becomes the subject of a proceeding under any bankruptcy or insolvency law;

G. Has a receiver or liquidator appointed for any part of their business or property;

H. Makes an assignment for the benefit of creditors;

I. Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower 's ability to pay this Note;

J. Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender's prior written consent; or

K. Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower's ability to pay this Note.

5. LENDER'S RIGHTS IF THERE IS A DEFAULT:
Without notice or demand and without giving up any of its rights, Lender may, as permitted by law:

A. Require immediate payment of all amounts owing under this Note; or

B. Collect all amounts owing from any Borrower; or

C. File suit and obtain judgment.

D. LENDER'S GENERAL POWERS:
Without notice and without Borrower's consent, Lender may, as permitted by law:

A. Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document. Among other things, the expenses may include payments for reasonable attorney's fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance; and

B. Take any action necessary to collect amounts owing on this Note.

DI. WHEN FEDERAL LAW APPLIES:
When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

DII. SUCCESSORS AND ASSIGNS:
Under this Note, Borrower and its successors, and Lender includes its successors and assigns.

DIII. GENERAL PROVISIONS:

A. All individuals and entities signing this Note are jointly and severally liable.
B. Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
C. Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
D. If any part of this Note is unenforceable, all other parts remain in effect.
E. To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor.

DIV. BORROWER'S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

On Behalf of Borrower

DocuSigned by:
By: Bruce Raben
35EF780165ED4D2...
Name: Bruce Raben

Title: Chairman of the Board

Date: 5/9/2020